Exhibit 99.1

EXCO Resources, Inc.
12377 Merit Drive, Suite 1700, Dallas, Texas 75251
Investor Relations Contact: Tyler Farquharson (214) 368-2084

EXCO RESOURCES, INC. REPORTS THIRD QUARTER
2017 RESULTS

DALLAS, TEXAS, November 7, 2017…EXCO Resources, Inc. (NYSE: XCO) ("EXCO" or the "Company") today announced operating and financial results for third quarter 2017.

2017 Third Quarter Highlights

•	Drilled 11 gross (6.5 net) horizontal wells in North Louisiana during third quarter 2017.

•	Produced 237 Mmcfe per day, or 22 Bcfe, for third quarter 2017, a decrease of 4% compared to second quarter 2017, primarily due to natural production declines.

•	GAAP net loss was $19 million, or $0.81 per diluted share, and Adjusted net loss, a non-GAAP measure, was $21 million, or $0.91 per diluted share, for third quarter 2017.

•	Adjusted EBITDA, a non-GAAP measure, was $10 million for third quarter 2017.

•
Liquidity was $106 million as of September 30, 2017. Borrowed remaining unused commitments and had no availability remaining under the Company's credit agreement ("Credit Agreement"), including letters of credit, as of September 30, 2017.

•
Paid $17 million and $26 million of interest on the Company's senior secured 1.5 lien notes due March 20, 2022 ("1.5 Lien Notes") and senior secured 1.75 lien term loans due October 26, 2020 ("1.75 Lien Term Loans"), respectively, through the issuance of additional 1.5 Lien Notes and 1.75 Lien Term Loans in September 2017.

•
Paid $5 million of cash interest on the senior unsecured notes due September 15, 2018 ("2018 Notes") and $3 million of cash interest on the senior unsecured notes due April 15, 2022 ("2022 Notes") in September 2017 and October 2017, respectively.

•
Hired financial advisors to explore strategic alternatives to strengthen the Company's balance sheet and maximize the value of the Company, which may include, but not be limited to, seeking a comprehensive out-of-court restructuring or reorganization under Chapter 11 of the U.S. Bankruptcy Code, and engaged in negotiations with certain stakeholders.

Operational Results

Table 1: Summary of operating activities and operational results
Historical vs. guidance; mixed measures

		Quarter-to-Date					Year-to-Date			Q3	Q4
		9/30/17	6/30/17		9/30/16		9/30/17	9/30/16		2017 (2)	2017
Factors	Unit	Actual	Actual	%	Actual	%	Actual	Actual	%	Guidance	Guidance
Drilling rig counts (1)	#	4	4	—	—	100	3	1	200	4	3

Net wells drilled (1)
North Louisiana	#	6.5	6.1	7	—	100	16.1	5.2	210	N/A	N/A
East Texas	#	—	—	—	—	—	—	—	—	N/A	N/A
South Texas	#	—	—	—	—	—	—	—	—	N/A	N/A
Appalachia and other	#	—	—	—	—	—	—	—	—	N/A	N/A
Total net wells drilled	#	6.5	6.1	7	—	100	16.1	5.2	210	5.3	4.3

Net wells turned-to-sales (1)
North Louisiana	#	—	3.5	(100)	2.7	(100)	3.5	5.2	(33)	N/A	N/A
East Texas	#	—	—	—	—	—	—	3.6	(100)	N/A	N/A
South Texas	#	—	—	—	—	—	—	—	—	N/A	N/A
Appalachia and other	#	—	—	—	—	—	—	—	—	N/A	N/A
Total net wells turned-to-sales	#	—	3.5	(100)	2.7	(100)	3.5	8.8	(60)	—	6.6

Daily production
North Louisiana	Mmcfe/d	150	131	15	159	(6)	138	152	(9)	N/A	N/A
East Texas	Mmcfe/d	41	46	(11)	69	(41)	47	69	(32)	N/A	N/A
South Texas	Mmcfe/d	20	22	(9)	27	(26)	22	33	(33)	N/A	N/A
Appalachia and other	Mmcfe/d	27	29	(7)	33	(18)	29	39	(26)	N/A	N/A
Total daily production	Mmcfe/d	237	229	3	288	(18)	236	293	(19)	220-230	235-245

Production
Oil	Mbbls	276	303	(9)	391	(29)	910	1,388	(34)	175-195	235-255
Natural gas	Bcf	20.2	19.1	6	24.1	(16)	59.0	71.9	(18)	19.2-20.0	20.2-21.0
Total production	Bcfe	21.8	20.9	4	26.5	(18)	64.4	80.3	(20)	20.2-21.2	21.6-22.5

Capital expenditures	$MM	49	40	23	14	250	107	70	53	N/A	60

(1)	Includes average drilling rigs during the period and wells operated by EXCO, and excludes rigs and wells operated by others.

(2)
Q3 2017 guidance assumed South Texas divestiture occurred on September 1, 2017; however, the purchase and sale agreement to divest the Company's oil and natural gas properties in South Texas was terminated on August 15, 2017.

North Louisiana

Highlights:

•	Produced 150 Mmcfe per day, an increase of 19 Mmcfe per day, or 15%, from second quarter 2017 and a decrease of 9 Mmcfe per day, or 6%, from third quarter 2016.

•	Drilled 10 gross (5.7 net) operated Haynesville shale wells and one gross (0.8 net) operated Bossier shale well.

EXCO’s increase in production compared to second quarter 2017 was primarily the result of additional wells turned-to-sales during late second quarter 2017. The decrease from third quarter 2016 was primarily due to natural production declines.

The Company is expected to turn-to-sales nine gross (5.8 net) Haynesville shale wells and one gross (0.8 net) cross-unit Bossier shale appraisal well during fourth quarter 2017. The Company will monitor the results of the Bossier shale wells completed during 2017 to assess potential for future development of Bossier shale locations in North Louisiana.

EXCO closed the acquisition of certain oil and natural gas properties and undeveloped acreage in North Louisiana for $20 million, subject to customary post-closing purchase price adjustments, during third quarter 2017.

East Texas

Highlights:

•	Produced 41 Mmcfe per day, a decrease of 5 Mmcfe per day, or 11%, from second quarter 2017 and a decrease of 28 Mmcfe per day, or 41%, from third quarter 2016.

EXCO’s decrease in production compared to second quarter 2017 and third quarter 2016 was primarily due to natural production declines. The Company has not turned an operated well to sales in the region since first quarter 2016.

EXCO's development activities in the East Texas region during 2017 primarily include participation in wells operated by others. EXCO is participating with another operator in the drilling of an extended lateral Bossier shale well that will be completed as a stacked pair with a Haynesville shale well in the southern portion of this region. The wells are expected to turn-to-sales in fourth quarter 2017. The Company plans to closely monitor the results of this stacked lateral test for future development.

South Texas

Highlights:

•	Produced 3.3 Mboe per day, a decrease of 0.4 Mboe per day, or 9%, from second quarter 2017 and a decrease of 1.2 Mboe per day, or 26%, from third quarter 2016.

EXCO’s decrease in production compared to second quarter 2017 and third quarter 2016 was primarily due to natural production declines. The Company has not turned an operated well to sales in the region since fourth quarter 2015.

The purchase and sale agreement to divest the Company's oil and natural gas properties in South Texas was terminated on August 15, 2017. The Company was not able to satisfy certain closing conditions due to the purported termination of a natural gas sales contract by Chesapeake Energy Marketing L.L.C. ("Chesapeake"). On June 6, 2017, EXCO filed a lawsuit against Chesapeake asserting breach of contract, tortious interference with existing contract, tortious interference with prospective business relations, and declaratory relief that the contract is still in full force and effect. The lawsuit remains pending in federal court. See further discussion regarding this transaction in the Company's Current Reports on Form 8-K filed with the SEC on April 13, 2017, June 23, 2017, August 16, 2017 and periodic filings with the SEC.

Appalachia

Highlights:

•	Produced 27 Mmcfe per day, a decrease of 2 Mmcfe per day, or 7%, from second quarter 2017, and a decrease of 6 Mmcfe per day, or 18%, from third quarter 2016.

EXCO’s production decreased from second quarter 2017 due to natural production declines. The decrease from third quarter 2016 was primarily due to natural production declines and the sale of the Company's conventional assets in 2016. Production in the Appalachia region will be impacted by net shut-in volumes of approximately 0.4 Bcfe during October 2017 due to low regional natural gas prices.

Financial Results

Table 2: Summary of operational earnings
Historical vs. guidance; mixed measures

		Quarter-to-Date					Year-to-Date			Q3	Q4
		9/30/17	6/30/17		9/30/16		9/30/17	9/30/16		2017 (5)	2017
Factors	Unit	Actual	Actual	%	Actual	%	Actual	Actual	%	Guidance	Guidance
Operating revenues
Oil revenues	$MM	13	14	(7)	16	(19)	43	50	(14)	N/A	N/A
Natural gas revenues	$MM	48	50	(4)	55	(13)	152	127	20	N/A	N/A
Total oil and natural gas revenues	$MM	61	64	(5)	71	(14)	195	177	10	N/A	N/A
Realized oil prices	$/Bbl	46.76	47.21	(1)	41.47	13	47.70	35.80	33	N/A	N/A
Oil price differentials	$/Bbl	(1.26)	(1.41)	(11)	(3.57)	(65)	(1.91)	(4.70)	(59)	(2.00-3.00)	(2.00-3.00)
Realized gas prices	$/Mcf	2.39	2.63	(9)	2.27	5	2.57	1.77	45	N/A	N/A
Gas price differentials	$/Mcf	(0.61)	(0.56)	9	(0.54)	13	(0.60)	(0.52)	15	(0.55-0.65)	(0.55-0.65)

Derivative financial instruments
Cash settlements (payments)	$MM	1	(1)	(200)	5	(80)	(5)	38	(113)	N/A	N/A
Cash settlements (payments)	$/Mcfe	0.03	(0.05)	(160)	0.18	(83)	(0.08)	0.47	(117)	N/A	N/A

Costs and expenses
Oil and natural gas operating costs	$MM	9	8	13	9	—	26	26	—	N/A	N/A
Production and ad valorem taxes	$MM	3	3	—	4	(25)	10	13	(23)	N/A	N/A
Gathering and transportation	$MM	29	27	7	28	4	83	80	4	N/A	N/A
Oil and natural gas operating costs	$/Mcfe	0.42	0.39	8	0.33	27	0.40	0.32	25	0.35-0.40	0.40-0.45
Production and ad valorem taxes	$/Mcfe	0.14	0.16	(13)	0.14	—	0.15	0.17	(12)	0.15-0.20	0.15-0.20
Gathering and transportation	$/Mcfe	1.32	1.30	2	1.06	25	1.29	0.99	30	1.25-1.30	1.25-1.30
General and administrative (1)	$MM	11	7	57	9	22	24	24	—	7-8	18-19

Operational earnings
Adjusted EBITDA (2)	$MM	10	18	(44)	25	(60)	47	70	(33)	N/A	N/A
GAAP net income (loss) (3)	$MM	(19)	121	(116)	51	(137)	110	(191)	(158)	N/A	N/A
Adjusted net loss (2)	$MM	(21)	(5)	320	(6)	250	(31)	(39)	(21)	N/A	N/A
GAAP diluted shares outstanding (4)	MM	23	20	15	19	21	21	19	11	N/A	N/A
Adjusted diluted shares outstanding (4)	MM	23	20	15	19	21	21	19	11	N/A	N/A
GAAP diluted EPS (4)	$/Share	(0.81)	6.13	(113)	2.73	(130)	5.35	(10.24)	(152)	N/A	N/A
Adjusted diluted EPS (4)	$/Share	(0.91)	(0.23)	296	(0.31)	194	(1.51)	(2.08)	(27)	N/A	N/A

(1)
Excludes equity-based compensation income of $0.9 million and $8.0 million, and expense of $1.4 million for the three months ended September 30, 2017, June 30, 2017 and September 30, 2016, respectively, and income of $11.2 million and expense of $14.6 million for the nine months ended September 30, 2017 and 2016, respectively. Q4 2017 guidance includes approximately $9 million of professional fees in connection with the Company's restructuring activities.

(2)	Adjusted EBITDA and Adjusted net loss are non-GAAP measures. See Financial Data section for definitions and reconciliations.

(3)
GAAP net income (loss) included $18 million and $122 million of gains related to the revaluation of common share warrants issued in connection with the 1.5 Lien Notes and 1.75 Lien Term Loans for the three months ended September 30, 2017 and June 30, 2017, respectively, and $147 million for the nine months ended September 30, 2017. GAAP net income (loss) included impairments of oil and natural gas properties of $161 million for the nine months ended September 30, 2016.

(4)
During second quarter 2017, the Company effected a 1-for-15 reverse share split which required retrospective adjustments to diluted shares outstanding and diluted EPS to reflect the impact of the reverse share split.

(5)
Q3 2017 guidance assumed South Texas divestiture occurred on September 1, 2017; however, the purchase and sale agreement to divest the Company's oil and natural gas properties in South Texas was terminated on August 15, 2017.

EXCO's GAAP net income decreased from net income of $121 million in second quarter 2017 to a net loss of $19 million in third quarter 2017 primarily due to the change in unrealized gains on common share warrants issued in connection with the issuance of the 1.5 Lien Notes and 1.75 Lien Term Loans. The Company recorded gains on the revaluation of the warrants of $122 million and $18 million during the second and third quarter 2017, respectively, primarily due to a decrease in EXCO's share price.

EXCO's decrease in Adjusted EBITDA compared to second quarter 2017 was primarily due to lower natural gas prices and higher costs and expenses, primarily general and administrative, due to higher professional and legal fees incurred in connection with restructuring initiatives.

Cash Flow Results

Table 3: Summary of key cash flow items
Historical vs. guidance; mixed measures

		Quarter-to-Date					Year-to-Date			Q3	Q4
		9/30/17	6/30/17		9/30/16		9/30/17	9/30/16		2017	2017
Factors	Unit	Actual	Actual	%	Actual	%	Actual	Actual	%	Guidance	Guidance
Cash flow provided by (used in)
Operating activities	$MM	18	28	(36)	(50)	(136)	51	(4)	NM	N/A	N/A
Investing activities	$MM	(70)	(47)	49	(13)	438	(137)	(56)	145	N/A	N/A
Financing activities	$MM	126	(4)	NM	39	223	160	51	214	N/A	N/A
Net increase (decrease) in cash	$MM	73	(23)	(417)	(24)	(404)	73	(9)	(911)	N/A	N/A

Other key cash flow items
Adjusted operating cash flow (1)	$MM	8	19	(58)	11	(27)	29	23	26	N/A	N/A
Free cash flow (1)	$MM	(29)	(4)	625	(65)	(55)	(40)	(74)	(46)	N/A	N/A

(1)	Adjusted operating cash flow and Free cash flow are non-GAAP measures. See Financial Data section for definitions and reconciliations.

The Company's net cash used in investing activities during third quarter 2017 primarily consisted of acquisitions of oil and natural gas properties of $20 million and capital expenditures of $47 million. EXCO's increase in financing cash flows in third quarter 2017 compared to second quarter 2017 was primarily due to $126 million of net borrowings under the Credit Agreement.

Liquidity Results

Table 4: Financial flexibility measures
Historical vs. guidance; mixed measures

		Quarter-to-Date					Year-to-Date			Q3	Q4
		9/30/17	6/30/17		9/30/16		9/30/17	9/30/16		2017	2017
Factors	Unit	Actual	Actual	%	Actual	%	Actual	Actual	%	Guidance	Guidance
Cash (1)	$MM	106	31	242	22	382	106	22	382	N/A	N/A
Gross debt (2)	$MM	1,371	1,202	14	1,116	23	1,371	1,116	23	N/A	N/A
Net debt (3)	$MM	1,265	1,170	8	1,094	16	1,265	1,094	16	N/A	N/A
Adjusted EBITDA (4)	$MM	10	18	(44)	25	(60)	47	70	(33)	N/A	N/A
Cash interest expenses (5)	$MM	5	3	67	16	(69)	23	51	(55)	3-5	5-6
Adjusted EBITDA/Interest (6)	x	2.00	6.00	(67)	1.56	28	2.04	1.37	49	N/A	N/A
Sr. Secured debt/LTM Adj. EBITDA (6)	x	1.73	—	100	1.84	(6)	1.73	1.84	(6)	N/A	N/A
Net debt/LTM Adjusted EBITDA	x	17.33	13.15	32	9.35	85	17.33	9.35	85	N/A	N/A

(1)	Includes restricted cash of $23 million, $22 million and $18 million as of September 30, 2017, June 30, 2017 and September 30, 2016, respectively.

(2)	Represents total principal balance outstanding. See Table 5 below for reconciliation to carrying value.

(3)	Net debt represents principal amount of outstanding debt less cash and cash equivalents and restricted cash.

(4)	Adjusted EBITDA is a non-GAAP measure. See Financial Data section for definition and reconciliation.

(5)
Cash interest expenses exclude interest paid or accrued in-kind, the amortization of debt issuance costs, discount on notes and capitalized interest. In addition, cash payments under the second lien term loan ("Exchange Term Loan") and a portion of the 1.75 Lien Term Loans are not considered interest expense per FASB ASC 470-60, Troubled Debt Restructuring by Debtors ("ASC 470-60") and are excluded from the cash interest expenses amounts shown. See Table 5 below for additional information on the accounting treatment of the Exchange Term Loan and a portion of the 1.75 Lien Term Loans.

(6)
These ratios differ in certain respects from the calculations of comparable measures in the Credit Agreement. As of September 30, 2017, the ratio of consolidated EBITDAX to consolidated interest expense (as defined in the agreement) was 2.2 to 1.0. The Company's ratio of aggregate revolving credit exposure to consolidated EBITDAX ("Aggregate Revolving Credit Exposure Ratio") of 1.9 to 1.0 exceeded the maximum of 1.2 to 1.0 as of September 30, 2017. See discussion below of the waiver of an event of default as a result of a failure to comply with this ratio as of September 30, 2017.

Table 5: Reconciliation of carrying value to principal
3Q 17; $MM

		9/30/17 (Actual)
Factors	Unit	Carrying value	Deferred reduction in carrying value (1)	Unamortized discount/deferred financing costs	Principal balance
EXCO Resources Credit Agreement	$MM	126	—	—	126
1.5 Lien Notes	$MM	172	—	145	317
1.75 Lien Term Loans	$MM	844	(154)	19	709
Exchange Term Loan	$MM	24	(6)	—	17
2018 Notes	$MM	131	—	—	132
2022 Notes	$MM	70	—	—	70
Deferred financing costs, net	$MM	(13)	—	13	—
Total debt	$MM	1,355	(160)	176	1,371

(1)
The Exchange Term Loan and a portion of the 1.75 Lien Term Loans are accounted for in accordance with ASC 470-60. As a result, the carrying amounts of the Exchange Term Loan and a portion of the 1.75 Lien Term Loans are equal to the total undiscounted future cash payments, including interest and principal.  All payments under the terms of these loans, whether designated as interest or as principal amount, reduce the carrying amount of each loan.

EXCO paid $17 million and $26 million of interest on the 1.5 Lien Notes and 1.75 Lien Term Loans, respectively, through the issuance of additional 1.5 Lien Notes and 1.75 Lien Term Loans in September 2017. In addition, EXCO paid $5 million of cash interest on the 2018 Notes and $3 million of cash interest on the 2022 Notes in September 2017 and October 2017, respectively.

Table 6: Liquidity schedule
Historical vs. guidance; $MM

		Quarter-to-Date					Year-to-Date			Q3	Q4
		9/30/17	6/30/17		9/30/16		9/30/17	9/30/16		2017	2017
Factors	Unit	Actual	Actual	%	Actual	%	Actual	Actual	%	Guidance	Guidance
Borrowing capacity on revolver	$MM	150	150	—	300	(50)	150	300	(50)	N/A	N/A
Amount drawn on revolver	$MM	126	—	100	215	(41)	126	215	(41)	N/A	N/A
Letters of credit	$MM	24	12	100	10	140	24	10	140	N/A	N/A
Available for borrowing	$MM	—	138	(100)	75	(100)	—	75	(100)	N/A	N/A
Cash (1)	$MM	106	31	242	22	382	106	22	382	N/A	N/A
Liquidity (2)	$MM	106	170	(38)	97	9	106	97	9	N/A	N/A

(1)	Includes restricted cash of $23 million, $22 million and $18 million as of September 30, 2017, June 30, 2017 and September 30, 2016, respectively.

(2)	Liquidity is calculated as the available borrowing capacity under the Credit Agreement plus cash and cash equivalents and restricted cash.

EXCO's Liquidity is currently significantly constrained. The Company's capital expenditures are expected to exceed its operating cash flows for the remainder of 2017 and future periods. The Company's Liquidity is not expected to be sufficient to fund this cash flow deficit and conduct its business operations unless it is able to restructure its current obligations under its existing outstanding debt and address near-term liquidity needs.

Near-term Liquidity risks

During third quarter 2017, the Company borrowed its remaining unused commitments, and had $126 million of outstanding indebtedness and $24 million of outstanding letters of credit under the Credit Agreement as of September 30, 2017. As a result, the Company had no availability remaining under the Credit Agreement, including letters of credit, as of September 30, 2017. The redetermination of the borrowing base scheduled for November 2017 is currently in process.

As of September 30, 2017, the Aggregate Revolving Credit Exposure Ratio under the Credit Agreement exceeded the allowed maximum of 1.2 to 1.0. In anticipation of the potential default, on September 29, 2017, the Company obtained a waiver from the lenders under the Credit Agreement waiving a potential event of default as a result of a failure to comply with the Aggregate Revolving Credit Exposure Ratio as of September 30, 2017. In addition, the Credit Agreement requires that the Company's liquidity, as defined in the Credit Agreement, exceeds $50 million as of the end of a fiscal month and $70 million as of the end of a fiscal quarter. It is probable that the Company will not be in compliance with these covenants at December 31, 2017. Therefore, the Company has classified the amounts outstanding under the Credit Agreement, as well as any outstanding debt with cross-default provisions, as a current liability on its Condensed Consolidated Balance Sheet as of September 30, 2017.

The Company's ability to make future interest payments in common shares is subject to a Resale Registration Statement (as defined in the indenture governing the 1.5 Lien Notes or the credit agreement governing the 1.75 Lien Term Loans, as applicable) being declared effective by the SEC, which has not yet occurred. The Company's ability to pay interest in additional indebtedness is limited to $7 million due to limitations on its aggregate secured indebtedness within its debt agreements. EXCO's next quarterly interest payment of approximately $27 million, based on the paid in-kind interest rate of 15.0% on the 1.75 Lien Term Loans, is scheduled to occur on December 20, 2017, and is required to be paid in-kind pursuant to the terms of the indenture governing the 1.5 Lien Notes. Unless the Company amends its debt agreements or obtains a waiver or other forbearance from certain lenders, it will not be able to make its next interest payment on the 1.75 Lien Term Loans on December 20, 2017.

If the Company is unable to comply with the covenants under the Credit Agreement, or is unable to make scheduled interest payments on its debt, there will be an event of default. Any event of default may cause a default or accelerate the Company’s obligations with respect to other indebtedness including the 1.5 Lien Notes, 1.75 Lien Term Loans, 2018 Notes and 2022 Notes. If this occurs and the Company's indebtedness is accelerated and becomes immediately due and payable, its Liquidity would not be sufficient to pay such indebtedness and the Company may be forced to seek protection from creditors under the U.S. Bankruptcy Code.
These factors raise substantial doubt about the Company's ability to continue as a going concern. See further information on the risks related to EXCO’s ability to continue as a going concern in the Company’s periodic filings with the SEC.
Management's plans
The Company, together with the Audit Committee of the Board of Directors, is currently exploring strategic alternatives to strengthen the Company's balance sheet and maximize the value of the Company, which may include, but not be limited to, seeking a comprehensive out-of-court restructuring, or reorganization under Chapter 11 of the U.S. Bankruptcy Code. The Company's plans may include obtaining additional financing or relief from debtholders to support operations throughout the restructuring process, delevering its capital structure, and reducing the financial burden of certain gathering, transportation and other commercial contracts. At the direction of the Audit Committee, the Company has retained PJT Partners LP as financial advisors and Alvarez & Marsal North America, LLC as restructuring advisors. The Company is actively engaged in negotiations with its stakeholders to evaluate the feasibility of a consensual in-court or out-of-court restructuring. The Company continues to retain Kirkland & Ellis LLP as its legal advisor to assist the Audit Committee and management team with the strategic review process. If the Company is unable to restructure its current obligations under its existing outstanding debt, and address near-term liquidity needs, it may need to seek relief under the U.S. Bankruptcy Code.

Risk Management Results

Table 7: Hedging position
3Q 17; mixed measures

		Three Months Ended		Twelve Months Ended
		12/31/17		12/31/18
Factors	Unit	Volume	Strike Price	Volume	Strike Price
Natural gas
Fixed price swaps - Henry Hub	Bbtu/ $/Mmbtu	9,200	3.05	3,650	3.15
Collars - Henry Hub	Bbtu	2,760		—
Sold call options	$/Mmbtu		3.28		—
Purchased put options	$/Mmbtu		2.87		—

Oil
Fixed price swaps - WTI	Mbbl/ $/Bbl	46	50.00	—	—

The Company's derivative financial instruments covered approximately 59% of natural gas production and 17% of oil production during third quarter 2017.

Financial Data

The following financial statements are attached.

Attachment	Statements	Company	Period
1	Condensed Consolidated Balance Sheets	EXCO Resources, Inc.	9/30/2017
2	Condensed Consolidated Statements Of Operations	EXCO Resources, Inc.	9/30/2017
3	Condensed Consolidated Statements Of Cash Flows	EXCO Resources, Inc.	9/30/2017
4	EBITDA, Adjusted EBITDA, Adjusted Operating Cash Flow and Free Cash Flow Reconciliations	EXCO Resources, Inc.	9/30/2017
5	GAAP Net Income (Loss) and Adjusted Net Loss Reconciliation	EXCO Resources, Inc.	9/30/2017
6	Other Non-GAAP Financial Measures	EXCO Resources, Inc.	9/30/2017

Additional information about EXCO Resources, Inc. may be obtained by contacting Tyler Farquharson, EXCO’s Vice President, Chief Financial Officer and Treasurer, at EXCO’s headquarters, 12377 Merit Drive, Suite 1700, Dallas, TX 75251, telephone number (214) 368-2084, or by visiting EXCO’s website at www.excoresources.com. EXCO’s SEC filings and press releases can be found under the Investor Relations tab.

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This press release contains statements that are forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, among others, statements regarding estimates, expectations and production forecasts, estimates of costs and expenses, and EXCO’s drilling program. It is important to communicate expectations of future performance to investors. However, events may occur in the future that EXCO is unable to accurately predict, or over which EXCO has no control. Users of the financial statements are cautioned not to place undue reliance on a forward-looking statement. Any number of factors could cause actual results to differ materially from those in EXCO's forward-looking statements, including, but not limited to, the volatility of oil and natural gas prices, future capital requirements and the availability of capital and financing, uncertainties about reserve estimates, the outcome of future drilling activity, environmental risks, regulatory changes, ability to pay interest under certain debt instruments, ability to comply with debt covenants, the outcome of EXCO's restructuring activities, and the ability to continue as a going concern. Declines in oil or natural gas prices may have a material adverse effect on EXCO's financial condition, liquidity, results of operations, ability to fund operations and the amount of oil or natural gas that can be produced economically. Historically, oil and natural gas prices and markets have been volatile, with prices fluctuating widely, and they are likely to continue to be volatile. EXCO undertakes no obligation to publicly update or revise any forward-looking statements. When considering EXCO's forward-looking statements, investors are urged to read the cautionary statements and the risk factors included in EXCO's Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 16, 2017, and its other periodic filings with the SEC.

Attachment	Statements	Company	Period
1	Condensed Consolidated Balance Sheets	EXCO Resources, Inc.	9/30/2017

(in thousands)	September 30, 2017	December 31, 2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$82,459	$9,068
Restricted cash	23,379	11,150
Accounts receivable, net:
Oil and natural gas	39,457	52,674
Joint interest	25,555	25,905
Other	2,104	3,813
Derivative financial instruments - commodity derivatives	1,512	—
Inventory and other	15,915	8,007
Total current assets	190,381	110,617
Equity investments	25,373	24,365
Oil and natural gas properties (full cost accounting method):
Unproved oil and natural gas properties and development costs not being amortized	112,935	97,080
Proved developed and undeveloped oil and natural gas properties	3,055,258	2,939,923
Accumulated depletion	(2,738,103)	(2,702,245)
Oil and natural gas properties, net	430,090	334,758
Other property and equipment, net	21,078	23,661
Deferred financing costs, net	—	4,376
Derivative financial instruments - commodity derivatives	97	482
Goodwill	163,155	163,155
Total assets	$830,174	$661,414
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$60,731	$54,762
Revenues and royalties payable	132,917	120,845
Accrued interest payable	6,097	4,701
Current portion of asset retirement obligations	344	344
Income taxes payable	—	—
Derivative financial instruments - commodity derivatives	1,401	27,711
Current maturities of long-term debt	1,333,989	50,000
Total current liabilities	1,535,479	258,363
Long-term debt	21,388	1,258,538
Deferred income taxes	5,885	2,802
Derivative financial instruments - commodity derivatives	—	464
Derivative financial instruments - common share warrants	14,555	—
Asset retirement obligations and other long-term liabilities	13,233	13,153
Shareholders’ equity:
Common shares, $0.001 par value; 260,000,000 authorized shares; 21,670,959 shares issued and 21,631,314 shares outstanding at September 30, 2017; 18,915,952 shares issued and 18,876,307 shares outstanding at December 31, 2016	22	19
Additional paid-in capital	3,539,498	3,538,080
Accumulated deficit	(4,292,254)	(4,402,373)
Treasury shares, at cost; 39,645 shares at September 30, 2017 and December 31, 2016	(7,632)	(7,632)
Total shareholders’ equity	(760,366)	(871,906)
Total liabilities and shareholders’ equity	$830,174	$661,414

Attachment	Statements	Company	Period
2	Condensed Consolidated Statements Of Operations (Unaudited)	EXCO Resources, Inc.	9/30/2017

	Three Months Ended			Nine Months Ended
(in thousands, except per share data)	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Revenues:
Oil and natural gas	$61,229	$64,487	$70,862	$195,072	$176,732
Purchased natural gas and marketing	5,507	6,528	6,324	19,208	15,335
Total revenues	66,736	71,015	77,186	214,280	192,067
Costs and expenses:
Oil and natural gas operating costs	9,215	8,215	8,797	25,928	25,835
Production and ad valorem taxes	3,044	3,415	3,811	9,894	13,308
Gathering and transportation	28,743	27,087	27,979	83,183	79,828
Purchased natural gas	5,388	6,353	6,586	18,193	17,273
Depletion, depreciation and amortization	13,518	11,622	15,910	36,648	63,995
Impairment of oil and natural gas properties	—	—	—	—	160,813
Accretion of discount on asset retirement obligations	221	215	325	648	2,006
General and administrative	10,035	(1,394)	10,746	13,056	38,626
Other operating items	1,714	286	(1,110)	3,069	23,936
Total costs and expenses	71,878	55,799	73,044	190,619	425,620
Operating income (loss)	(5,142)	15,216	4,142	23,661	(233,553)
Other income (expense):
Interest expense, net	(32,888)	(22,480)	(16,997)	(75,320)	(54,186)
Gain (loss) on derivative financial instruments - commodity derivatives	860	6,541	8,209	22,934	(11,632)
Gain on derivative financial instruments - common share warrants	18,286	122,295	—	146,585	—
Gain (loss) on restructuring and extinguishment of debt	—	(108)	57,421	(6,380)	119,374
Other income (loss)	25	(25)	12	4	37
Equity income (loss)	354	338	(823)	1,009	(8,824)
Total other income (expense)	(13,363)	106,561	47,822	88,832	44,769
Income (loss) before income taxes	(18,505)	121,777	51,964	112,493	(188,784)
Income tax expense	319	1,027	1,028	2,374	1,775
Net income (loss)	$(18,824)	$120,750	$50,936	$110,119	$(190,559)
Earnings (loss) per common share: (1)
Basic:
Net income (loss)	$(0.81)	$6.13	$2.73	$5.35	$(10.24)
Weighted average common shares outstanding	23,319	19,702	18,670	20,599	18,612
Diluted:
Net income (loss)	$(0.81)	$6.07	$2.72	$5.35	$(10.24)
Weighted average common shares and common share equivalents outstanding	23,319	19,886	18,749	20,599	18,612

(1)	Earnings (loss) per common share data has been retroactively adjusted to reflect a 1-for-15 reverse share split that the Company effected during second quarter 2017.

Attachment	Statements	Company	Period
3	Condensed Consolidated Statements Of Cash Flows (Unaudited)	EXCO Resources, Inc.	9/30/2017

	Nine Months Ended September 30,
(in thousands)	2017	2016
Operating Activities:
Net income (loss)	$110,119	$(190,559)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Deferred income tax expense	3,083	1,775
Depletion, depreciation and amortization	36,648	63,995
Equity-based compensation	(11,207)	14,558
Accretion of discount on asset retirement obligations	648	2,006
Impairment of oil and natural gas properties	—	160,813
(Gain) loss from equity investments	(1,009)	8,824
(Gain) loss on derivative financial instruments - commodity derivatives	(22,934)	11,632
Cash receipts (payments) of commodity derivative financial instruments	(4,967)	38,097
Gain on derivative financial instruments - common share warrants	(146,585)	—
Amortization of deferred financing costs and discount on debt issuance	18,744	7,250
Other non-operating items	2,019	24,068
(Gain) loss on restructuring and extinguishment of debt	6,380	(119,374)
Paid in-kind interest expense	38,386	—
Effect of changes in:
Restricted cash with related party	—	2,100
Accounts receivable	13,183	(12,752)
Other current assets	(6,210)	(1,207)
Accounts payable and other liabilities	14,809	(14,966)
Net cash provided by (used in) operating activities	51,107	(3,740)
Investing Activities:
Additions to oil and natural gas properties, gathering assets and equipment	(91,009)	(70,455)
Property acquisitions	(24,665)	—
Proceeds from disposition of property and equipment	25	11,242
Restricted cash	(12,229)	686
Net changes in amounts due to joint ventures	(9,498)	2,377
Net cash used in investing activities	(137,376)	(56,150)
Financing Activities:
Borrowings under EXCO Resources Credit Agreement	163,401	390,897
Repayments under EXCO Resources Credit Agreement	(265,592)	(243,797)
Proceeds received from issuance of 1.5 Lien Notes, net	295,530	—
Payments on Exchange Term Loan	(11,602)	(38,056)
Repurchases of senior unsecured notes	—	(53,298)
Debt financing costs and other	(22,077)	(4,569)
Net cash provided by financing activities	159,660	51,177
Net increase (decrease) in cash	73,391	(8,713)
Cash at beginning of period	9,068	12,247
Cash at end of period	$82,459	$3,534
Supplemental Cash Flow Information:
Cash interest payments	$23,072	$51,975
Income tax payments	—	—
Supplemental non-cash investing and financing activities:
Capitalized equity-based compensation	$852	$432
Capitalized interest	4,627	3,939

Attachment	Statements	Company	Period
4	EBITDA, Adjusted EBITDA, Adjusted Operating Cash Flow and Free Cash Flow Reconciliations (Unaudited)	EXCO Resources, Inc.	9/30/2017

	Three Months Ended			Nine Months Ended
(in thousands)	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Net income (loss)	$(18,824)	$120,750	$50,936	$110,119	$(190,559)
Interest expense	32,888	22,480	16,997	75,320	54,186
Income tax expense	319	1,027	1,028	2,374	1,775
Depletion, depreciation and amortization	13,518	11,622	15,910	36,648	63,995
EBITDA (1)	$27,901	$155,879	$84,871	$224,461	$(70,603)
Accretion of discount on asset retirement obligations	221	215	325	648	2,006
Impairment of oil and natural gas properties	—	—	—	—	160,813
(Gain) loss on divestitures and other items impacting comparability	1,779	300	(1,062)	2,079	23,636
(Gain) loss on restructuring and extinguishment of debt	—	108	(57,421)	6,380	(119,374)
Equity (income) loss	(354)	(338)	823	(1,009)	8,824
(Gain) loss on derivative financial instruments - commodity derivatives	(860)	(6,541)	(8,209)	(22,934)	11,632
Cash receipts (payments) of commodity derivative financial instruments	591	(1,099)	4,709	(4,967)	38,097
Gain on derivative financial instruments - common share warrants	(18,286)	(122,295)	—	(146,585)	—
Equity-based compensation	(866)	(7,959)	1,417	(11,207)	14,558
Adjusted EBITDA (1)	$10,126	$18,270	$25,453	$46,866	$69,589
Interest expense	(32,888)	(22,480)	(16,997)	(75,320)	(54,186)
Current income tax expense	709	—	—	709	—
Amortization of deferred financing costs and discount	7,307	7,035	2,251	18,744	7,250
Paid in-kind interest expense	22,472	15,914	—	38,386	—
Non-operating items and other operating items impacting comparability	(21)	(18)	(21)	(60)	432
Changes in working capital	9,801	9,684	(60,351)	21,782	(26,825)
Net cash provided by (used in) operating activities	$17,506	$28,405	$(49,665)	$51,107	$(3,740)

	Three Months Ended			Nine Months Ended
(in thousands)	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Cash flow from operations, GAAP	$17,506	$28,405	$(49,665)	$51,107	$(3,740)
Net change in working capital	(9,801)	(9,684)	60,351	(21,782)	26,825
Non-operating items and other operating items impacting comparability	—	—	—	—	402
Adjusted operating cash flow, non-GAAP measure (2)	$7,705	$18,721	$10,686	$29,325	$23,487

	Three Months Ended			Nine Months Ended
(in thousands)	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Cash flow from operations, GAAP	$17,506	$28,405	$(49,665)	$51,107	$(3,740)
Less: Additions to oil and natural gas properties, gathering assets and equipment	(46,525)	(32,627)	(15,492)	(91,009)	(70,455)
Free cash flow, non-GAAP measure (3)	$(29,019)	$(4,222)	$(65,157)	$(39,902)	$(74,195)

(1)
Earnings before interest, taxes, depreciation, depletion and amortization (“EBITDA”) represents net income (loss) adjusted to exclude interest expense, income taxes and depreciation, depletion and amortization. “Adjusted EBITDA” represents EBITDA adjusted to exclude accretion of discount on asset retirement obligations, non-cash changes in the fair value of derivative financial instruments, non-cash impairments of assets, equity-based compensation, income or losses from equity investments, non-operating items and other operating items impacting comparability. Non-operating items and other items impacting comparability have been excluded as they do not reflect the Company's on-going operating activities such as gains or losses from asset sales and certain legal settlements.

EXCO has presented EBITDA and Adjusted EBITDA because they are measures widely used by investors, analysts and rating agencies for valuations, peer comparisons and investment recommendations. In addition, similar measures are used in covenant calculations required under the Credit Agreement, the indenture governing the 1.5 Lien Notes, the indenture governing the 2018 Notes, the indenture governing the 2022 Notes and the term loan credit agreement governing the 1.75 Lien Term Loans. Compliance with the liquidity and debt incurrence covenants included in these agreements is considered material to the Company. EXCO's computations of EBITDA and Adjusted EBITDA may differ from computations of similarly titled measures of other companies due to differences in the inclusion or exclusion of items in the Company's computations as compared to those of others. EBITDA and Adjusted EBITDA are measures that are not prescribed by GAAP. EBITDA and Adjusted EBITDA specifically exclude changes in working capital, capital expenditures and other items that are set forth on a cash flow statement presentation of the Company’s operating, investing and financing activities. As such, investors are encouraged not to use these measures as substitutes for the determination of net income, net cash provided by operating activities or other similar GAAP measures. The calculation of EBITDA and Adjusted EBITDA as presented herein differ in certain respects from the calculation of comparable measures in the Credit Agreement, the indentures and the term loan credit agreement.

(2)
Adjusted operating cash flow is presented because the Company believes it is a useful financial indicator for companies in its industry. This non-GAAP disclosure is widely accepted as a measure of an oil and natural gas company’s ability to generate cash used to fund development and acquisition activities and service debt or pay dividends. Adjusted operating cash flow is not a measure of financial performance pursuant to GAAP and should not be used as an alternative to cash flows from operating, investing, or financing activities. Other operating items impacting comparability have been excluded as they do not reflect the Company's on-going operating activities.

(3)
Free cash flow is cash flow from operating activities less capital expenditures. This non-GAAP measure is used predominantly as a forecasting tool to estimate cash available to fund indebtedness and other investments.

Attachment	Statements	Company	Period
5	GAAP Net Income (Loss) and Adjusted Net Loss Reconciliations (Unaudited)	EXCO Resources, Inc.	9/30/2017

	Three Months Ended						Nine Months Ended
	September 30, 2017		June 30, 2017		September 30, 2016		September 30, 2017		September 30, 2016
(in thousands, except per share amounts)	Amount	Per share	Amount	Per share	Amount	Per share	Amount	Per share	Amount	Per share
Net income (loss), GAAP	$(18,824)		$120,750		$50,936		$110,119		$(190,559)
Adjustments:
(Gain) loss on derivative financial instruments - commodity derivatives	(860)		(6,541)		(8,209)		(22,934)		11,632
Cash receipts (payments) of commodity derivative financial instruments	591		(1,099)		4,709		(4,967)		38,097
Gain on derivative financial instruments - common share warrants	(18,286)		(122,295)		—		(146,585)		—
(Gain) loss on restructuring and extinguishment of debt	—		108		(57,421)		6,380		(119,374)
Impairment of oil and natural gas properties	—		—		—		—		160,813
Adjustments included in equity loss	—		—		25		—		7,891
(Gain) loss on divestitures and other items impacting comparability	1,779		300		(1,062)		2,079		23,636
Deferred finance cost amortization acceleration	—		—		417		1,855		1,430
Income taxes on above adjustments (1)	6,710		51,811		24,616		65,669		(49,650)
Adjustment to deferred tax asset valuation allowance (2)	7,721		(47,684)		(19,758)		(42,623)		77,289
Total adjustments, net of taxes	(2,345)		(125,400)		(56,683)		(141,126)		151,764
Adjusted net loss (5)	$(21,169)		$(4,650)		$(5,747)		$(31,007)		$(38,795)

Net income (loss), GAAP (3)	$(18,824)	$(0.81)	$120,750	$6.13	$50,936	$2.73	$110,119	$5.35	$(190,559)	$(10.24)
Adjustments shown above (3)	(2,345)	(0.10)	(125,400)	(6.36)	(56,683)	(3.04)	(141,126)	(6.86)	151,764	8.16
Dilution attributable to equity-based payments (4)	—	—	—	—	—	—	—	—	—	—
Adjusted net loss (5)	$(21,169)	$(0.91)	$(4,650)	$(0.23)	$(5,747)	$(0.31)	$(31,007)	$(1.51)	$(38,795)	$(2.08)

Common shares and equivalents used for net loss per share:
Weighted average common shares outstanding	23,319		19,702		18,670		20,599		18,612
Dilutive stock options	—		—		—		—		—
Dilutive restricted shares and restricted share units	—		—		—		—		—
Dilutive warrants	—		—		—		—		—
Shares used to compute diluted loss per share for adjusted net loss	23,319		19,702		18,670		20,599		18,612

(1)	The assumed income tax rate is 40% for all periods.

(2)	Deferred tax valuation allowance has been adjusted to reflect the assumed income tax rate of 40% for all periods.

(3)	Per share amounts are based on weighted average number of common shares outstanding.

(4)
Dilution attributable to equity-based payments represents dilution per share attributable to common share equivalents from in-the-money stock options and warrants, dilutive restricted shares and diluted restricted share units calculated in accordance with the treasury stock method.

(5)
Adjusted net loss, a non-GAAP measure, includes adjustments for gains or losses from asset sales, non-cash changes in the fair value of derivative financial instruments, non-cash impairments and other items typically not included by securities analysts in published estimates. Adjusted net loss is a useful metric in evaluating the Company's performance and facilitating comparisons with its peer companies, many of which use similar non-GAAP financial measures to supplement results under GAAP. Adjusted net loss may not be comparable to other similarly titled measures reported by other companies.

Attachment	Statements	Company	Period
6	Other Non-GAAP Financial Measures (Unaudited)	EXCO Resources, Inc.	9/30/2017

Adjusted general and administrative expenses

The Company believes this non-GAAP measure is used by investors, analysts and management for valuations, peer comparisons and other recommendations. The exclusion of equity-based compensation is important to users that are evaluating the impact of the Company's cash-based general and administrative costs on its credit metrics and ability to service its indebtedness. In addition, the exclusion of cash-based costs, such as restructuring and severance, assists in the comparability between periods and similar measures are used in debt covenant calculations required under certain of the Company's debt agreements. Restructuring costs include legal and advisory costs incurred in connection with the Company's strategic initiatives focused on restructuring its indebtedness and other commercial contracts, and severance costs relate primarily to the Company's reductions in workforce.

	Three Months Ended			Nine Months Ended
(in thousands)	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
General and administrative, GAAP	$10,035	$(1,394)	$10,746	$13,056	$38,626
Less: Equity-based compensation	866	7,959	(1,417)	11,207	(14,558)
Less: Restructuring and severance costs	(2,404)	(208)	(2,697)	(3,387)	(1,709)
Adjusted general and administrative, non-GAAP measure	$8,497	$6,357	$6,632	$20,876	$22,359